EXHIBIT 3.1






              Certificate of Amendment of Articles of Incorporation

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)


                       SPINTEK GAMING TECHNOLOGIES, INC.,
                              a Nevada corporation


     We the undersigned vice president and secretary, of Spintek Gaming Technologies, Inc. do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 30th day of April, 1999, adopted a resolution to amend the original articles as follows:

         Article III is hereby amended to read as follows:
                  The number of shares with par value: 500,000,000 Par value: $.002
                  Number of shares without par value:  100,000

         Article 6.1 is hereby amended to read as follows:

                  ADDITIONAL INFORMATION ON SHARES. This Corporation is authorized to issue five hundred million one hundred thousand (500,100,000) shares of capital stock consisting of five hundred million (500,000,000) shares of common stock, each with a $.002 par value, and one hundred thousand (100,000) shares of preferred stock without a par value. As to the preferred stock of the Corporation, the power to issue any shares of preferred stock of any class or any series of any class and designation, numbers, voting powers, or the denial of voting powers, preferences, and relative, participating, optional, or other rights, if any, or the qualifications, limitations, restrictions thereof, shall be determined by the Board of Directors.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 80,455,953; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                        /s/ Judy Karabin
                                        ----------------------------------
                                        President or Vice President


                                        ----------------------------------
                                        Secretary or Assistant Secretary


State of Nevada
         -------
                                            ss.
County of  Clark
         -------
         On May 3, 1999, personally appeared before me, a Notary Public, Judy Karabin, who acknowledged that she executed the above instrument.


                                         /s/ Rosemarie E. Carlo
                                         --------------------------------
                                          Notary Public
(NOTARY STAMP OR SEAL)

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                                        ----------------------------------
                                        President or Vice President


                                        /s/ Erik R. Batzloff
                                        ----------------------------------
                                        Secretary or Assistant Secretary


State of _____________________
                                            ss.
County of ____________________

     On ____________________ , personally appeared before me, a Notary Public, Robert E. Huggins, who acknowledged that he executed the above instrument.


                                        ___________________________________
                                        Notary Public
(NOTARY STAMP OR SEAL)